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                   ALLIANCE INTERNATIONAL FUND

                    Certificate of Amendment

    The undersigned, being the Secretary of Alliance International Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 9.3 of the of the Agreement and Declaration of Trust, dated October 2, 1985, as amended and restated December 13, 1990 hereinafter, as so amended and restated, referred to as the "Declaration"), and by the affirmative vote of a Majority of the Trustees duly cast at a meeting duly called and held on February 23, 1993, the Declaration is hereby amended as follows:

I. Section 1.4 of the Declaration is amended by adding thereto the five additional definitions set forth in paragraphs (a) through (e), below, and by amending and restating the definition of "Majority Shareholder Vote" to read in its entirety as set forth in paragraph (f), below:

    "(a) "Class" or "Classes" shall mean, with respect to any Series, any Shares of such Series in respect of which the Trustees shall from time to time fix and determine any special provisions relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of such Class shall have separate voting rights or no voting rights.

    "(b) "Class A Shares" shall mean, with respect to Shares of the International Portfolio, that class of such Shares which are subject to a sales charge or "load" upon the purchase thereof but the proceeds of the redemption of which are not subject to a contingent deferred sales charge payable on such redemption.

    "(c) "Class B Shares" shall mean, with respect to Shares of the International Portfolio, that class of such Shares which are not subject to a sales charge or "load" upon the purchase thereof but the proceeds of the redemption of which may be reduced, to the extent determined by the Trustees, by the amount of a contingent deferred sales charge payable on such redemption pursuant to subsection (e) of Section 6.2 hereof.

    "(d) "Class C Shares" shall mean, with respect to shares of the International Portfolio, that class of such Shares which are not subject to a sales charge or "load" upon the purchase thereof and the proceeds of the redemption of which may, but need not, be



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subject to a contingent deferred sales charge payable on such redemption.

    "(e) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as from time to time amended and in effect, or any substituted statute dealing with the same general subject matter as the Internal Revenue Code of 1986, as in effect on January 1, 1993, and in either the rules and regulations thereunder, as from time to time interpreted and applied by applicable case law thereunder.

    "(f) "Majority Shareholder Vote," as used with respect to the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series or Class, represented in person or by proxy at such meeting and entitled to vote thereon, provided that a quorum (as determined in accordance with the By-Laws) is present, and as used with respect to any other action required or permitted to be taken by Shareholders, shall mean the affirmative vote for such action of the holders of that number of all outstanding Shares (or, where a separate vote of Shares of any particular Series or Class is to be taken, the affirmative vote of that number of the outstanding Shares of that Series or Class) of the Trust which constitutes:
(i) a majority of all Shares (or of Shares of the particular series or Class) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (as determined in accordance with the By-Laws) is present; or (ii) if such vote is to be given or such action is to be taken by written consent of Shareholders without a meeting, a majority of all Shares (or of Shares of the particular Series or Class) issued and outstanding and entitled to vote on such action; provided, that
(iii) as used with respect to any action requiring the affirmative vote of "a majority of the outstanding voting securities", as the quoted phrase is defined in the 1940 Act, of the Trust or of any Portfolio, "Majority Shareholder Vote" means the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Series or Class) entitled to vote on such action which satisfies such 1940 Act voting requirement."

II. Paragraph (c) of Section 5.2 ("Certain Contracts") is hereby amended and restated in its entirety to read as follows:

         "(c) Distribution. An agreement providing for the sale of Shares of any one or more Series or Classes of any Series to net the Trust not less than the net asset value per Share (as described in Section 6.2(g) hereof) and pursuant to which the Trust may appoint the other party to such agreement as its principal underwriter or sales agent for the distribution of such Shares. The agreement shall contain such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws (any such agent being herein referred to as a "Distributor" or a "Principal Underwriter", as the case may
    be)."

III. Sections 6.1 and 6.2 are hereby amended and restated in their entirety to read as follows:

    "SECTION 6.1.  Description of Portfolios and Shares.

    "(a) Shares; Portfolios; Series and Classes of Shares. The beneficial interest in the Trust shall be divided into Shares having a nominal or par value of one cent ($.01) per Share, of which an unlimited number may be issued. The Trustees shall have the power and authority, without any requirement of Shareholder approval, from time to time to establish and designate one or more separate, distinct and independent Portfolios, in addition to the International Portfolio established and designated by
Section 6.2 hereof, into which the assets of the Trust shall be divided, to authorize a separate Series of Shares for each such additional Portfolio (each of which Series shall represent interests only in the Portfolio for which such Series was authorized), and to authorize two or more separate Classes of Shares of any such Series, as they deem necessary or desirable. The Trustees shall have the power to classify or reclassify any unissued Shares of any Series, or any Shares of any Series previously issued and reacquired by the Trust (including in either case any Shares of the International Portfolio) into any number of additional Classes of such Series by from time to time setting or changing in one or more respects provisions applicable to such Class or Classes relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions and conversion rights, and (subject to Article 7 hereof) the conditions under which the Shareholders of the several Classes shall have separate voting rights or no voting rights. Except as otherwise provided as to a particular Portfolio herein or in the Certificate of Designation therefor, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect to each such Portfolio and the assets and affairs thereof as they have under this Declaration with respect to the Trust and the Trust Property in general.

    "(b) Establishment, etc. of Portfolios; Authorization of Shares. In order to establish and designate any Portfolio in addition to the International Portfolio, and to authorize the Shares thereof, a Majority of the Trustees (or an officer of the

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Trust pursuant to the vote of a Majority of the Trustees) shall execute an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of the Series representing interests in such Portfolio and the manner in which the same may be amended (a "Certificate of Designation"), which may provide that the number of Shares of such Series or any Class thereof which may be issued is unlimited, or may limit the number issuable. At any time that there are outstanding no Shares of any particular Series or Class previously established and designated, including any Class of the International Portfolio, and also, in the case of any Class of a Series, of which there are outstanding no Shares of any other Class of such Series which are convertible into Shares of the particular Class, the Trustees may by an instrument executed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) terminate such Series or Class and the establishment and designation thereof and the authorization of its Shares (a "Certificate of Termination"). Each Certificate of Designation or Certificate of Termination and any instrument amending a Certificate of Designation shall have the status of an amendment to this Declaration of Trust, and shall be filed and become effective as provided in Section 9.4 hereof.

    "(c) Character of Separate Portfolios and Shares Thereof. Each Portfolio established hereunder shall be a separate component of the assets of the Trust, and the holders of Shares of the Series representing interests in that Portfolio shall be considered Shareholders of such Portfolio, but such Shareholders shall also be considered Shareholders of the Trust for purposes of receiving reports and notices and, except as otherwise provided herein or in the Certificate of Designation of a particular Portfolio as to such Portfolio, or as required by the 1940 Act or other applicable law, the right to vote, all without distinction by Series.

    "(d) Consideration for Shares. The Trustees may issue Shares of any Series for such consideration (which may include property subject to, or acquired in connection with the assumption of, liabilities) and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and nonassessable (but may be subject to mandatory contribution back to the Trust as provided in Section 6.2(h) hereof).

    "SECTION 6.2.  Establishment and Designation of the
International Portfolio; General Provisions for All Portfolios.
Without limiting the authority of the Trustees set forth in
Section 6.1(a) hereof to establish and designate additional

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Portfolios, there is hereby established and designated the
International Portfolio, the Shares of which shall be divided into three separate Classes, designated Class A, Class B and Class C, which shall represent interests only in the International Portfolio. An unlimited number of Shares of each such Class may be issued. All Shares of the International Portfolio outstanding on the date on which the amendments of this Declaration first providing for three Classes of Shares of any Series become effective shall continue to be Shares of the Class to which they belonged immediately prior to the effectiveness of such amendments. Subject to the power of the Trustees to classify or reclassify any unissued Shares of a Series pursuant to Section 6.1(a) above, the Shares of such Portfolio, and the Shares of any further Portfolios that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Portfolio at the time of establishing and designating the same) have the following relative rights and preferences:

         "(a) Assets Belonging to Portfolios. Any portion of the Trust Property allocated to a particular Portfolio, and all consideration received by the Trust for the issue or sale of Shares of such Portfolio, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees In trust for the benefit of the holders of Shares of that Portfolio and shall irrevocably belong to that Portfolio for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of such Portfolio shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Portfolio of which they are not Shareholders. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to that Portfolio as provided in the following sentence, are herein referred to collectively as "Portfolio Assets" of such Portfolio, and as assets "belonging to" that Portfolio. If the Trust shall have or realize any assets, interest, dividends, income, earnings, profits, gains or proceeds which are not readily identifiable as belonging to any particular Portfolio (collectively, "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Portfolios of the Trust in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Portfolio shall belong to and be part of the Portfolio Assets of that Portfolio. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes.

         "(b) Liabilities of Portfolios. The assets belonging to each Portfolio shall be charged with the liabilities incurred by or arising in respect of that Portfolio, and all expenses, costs, charges and reserves attributable to that Portfolio, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Portfolio shall be allocated and charged by the Trustees to and among any one or more of the Portfolios of the Trust in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so allocated and so charged to a particular Portfolio are herein referred to as "liabilities of" that Portfolio. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes. The creditors of a particular Portfolio may look only to the assets of that Portfolio to satisfy such creditors' claims, and the creditors of a particular Class of a Portfolio may look only to the share of that Class in the assets of the Portfolio of which it is a part to satisfy their claims.

         "(c) Dividends. Dividends and distributions on Shares of a particular Portfolio may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Portfolio, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to such Portfolio, as the Trustees may determine, after providing for actual and accrued liabilities of that Portfolio. Dividends and distributions on Shares of a Portfolio without separate Classes of Shares shall be distributed pro rata to the holders of Shares of that Portfolio in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions. Dividends and distributions on the Shares of a Portfolio having separate Classes of Shares shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations among such Classes of the liabilities, expenses, costs, charges and reserves of such Portfolio, and any resultant differences between the net asset value of such several Classes, to such extent and for such purposes as the Trustees may deem appropriate, but dividends and distributions on the Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends and distributions. Notwithstanding the last two preceding sentences, the Trustees may determine, in connection with any dividend or distribution program or procedure, that no dividend or distribution shall be payable on newly-purchased Shares as to which the purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Dividends and distributions on the Shares of a Portfolio may be made in cash or Shares of any Class of that Portfolio or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (g) of this Section 6.2.

         "(d) Liquidation. In the event of the liquidation or dissolution of the Trust, the Shareholders of each Portfolio of which Shares are outstanding shall be entitled to receive, when and as declared by the Trustees, the excess of the Portfolio Assets over the liabilities of such Portfolio. The assets so distributable to the Shareholders of any Portfolio without separate Classes of Shares shall be distributed among such Shareholders in proportion to the number of Shares of that Portfolio held by them and recorded on the books of the Trust. The assets so distributable to the Shareholders of any Portfolio having separate Classes of Shares shall be allocated among such Classes in proportion to the respective aggregate net asset value of the outstanding Shares thereof, and shall be distributed to the Shareholders of each such Class in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust. The liquidation of any Portfolio, or any Class of any Portfolio, may be authorized by vote of a majority of the Trustees, subject to the affirmative vote of "a majority of the outstanding voting securities" of that Portfolio or Class, as the quoted phrase is defined in the 1940 Act, determined in accordance with clause (iii) of the definition of "Majority Shareholder Vote" in Section 1.4 hereof.




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         "(e)  Redemption by Shareholder.  Each holder of Shares
    of a particular Series or Class shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of such Shares at a redemption price equal to the net asset value per Share of that Series or Class next determined in accordance with subsection (g) of this Section 6.2 after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption, and the proceeds of the redemption of Shares (including a fractional Share) of any Series or Class shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption pursuant to the terms of the initial issuance of the Shares of such Series or Class (to the extent consistent with the 1940 Act or regulations or exemptions thereunder). The redemption price of Shares redeemed under this subsection (e) shall be paid in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist with respect to any Portfolio, or one or more Classes of any Portfolio, which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to such Portfolio, or to the Portfolio of which such Class or Classes are a part, at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or Class to require the Trust to redeem Shares of that Series or Class during any period or at any time when and to the extent permissible under the 1940 Act.

         "(f) Redemption at the Option of the Trust. Each Share of any Portfolio shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (e) of this Section 6.2:
    (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Portfolio, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then-current Prospectus of such Portfolio. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

         "(g) Net Asset Value. Subject to the provisions of the two sentences immediately following, the net asset value per


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    Share of any Portfolio without Classes, or of any Class of a
    Portfolio having separate Classes of Shares, at any time shall be the quotient obtained by dividing the value of the net assets of such Portfolio or the share of such Class in such assets, as the case may be, at such time (being the current value of the assets belonging to such Portfolio, or the share of such Class therein, less the then existing liabilities of such Portfolio, or the share of such Class in such liabilities) by the total number of Shares of that Portfolio or Class then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The aggregate net asset value of the several Classes of a Portfolio having separate Classes of Shares shall be separately computed, and may vary from one another. The Trustees shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of a Portfolio having separate Classes of Shares among the several Classes of such Portfolio, in order to reflect the varying net asset values of, and the liabilities and expenses attributable to, such Classes. The Trustees may determine to maintain the net asset value per Share of any Portfolio at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to that Portfolio as dividends payable in additional Shares of that Portfolio at the designated constant dollar amount and for the handling of any losses attributable to that Portfolio. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of that Portfolio such Shareholder's pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Portfolio to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have expressly agreed, by investing in any Portfolio with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

         "(h) Transfer. All Shares of the Trust shall be transferable, but transfers of Shares of a particular Portfolio will be recorded on the Share transfer records of the Trust applicable to that Portfolio only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Portfolio and at such other times as may be permitted by the Trustees.




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         "(i)  Equality.  All Shares of each Portfolio without
    Classes shall represent an equal proportionate interest in the assets belonging to that Portfolio, subject to the liabilities of that Portfolio, and each Share of any such Portfolio shall be equal to each other Share thereof. All Shares of each Class of Shares of any Portfolio having separate Classes of Shares shall represent an equal proportionate interest in the share of such Class in the assets belonging to that Portfolio, subject to a like share of the liabilities of such Portfolio, adjusted for any liabilities specifically allocable to that Class, and each Share of any such Class shall be equal to each other Share thereof; but the interests represented by the Shares of the different Classes of a Portfolio having separate Classes of Shares shall reflect any distinctions among the several Classes of such Portfolio existing under this Section 6.2 or
    Section 7.1 hereof, or under the Certificate of Designation for such Portfolio. The Trustees may from time to time divide or combine the Shares of any Portfolio, or any Class of any Portfolio, into a greater or lesser number of Shares of that Portfolio or Class without thereby changing the proportionate beneficial interest in the assets belonging to that Portfolio or in any way affecting the rights of the holders of Shares of any other Portfolio or Class.

         "(j) Rights of Fractional Shares. Any fractional Share of any Series or Class of Shares shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Portfolio or Class to which such Shares pertain.

         "(k) Exchange and Conversion Rights. (i) Subject to compliance with the 1940 Act, the Trustees may provide (A) that the Shares of any Portfolio or Class are offered (either exclusively or as one option among others) in exchange for shares of any other investment company registered as such under the 1940 Act and designated for the purpose in the prospectus for the Shares so offered (an "eligible investment company"), (B) that holders of any Shares of any Class of a Portfolio shall have the right to convert such Shares into Shares of one or more other Classes of such Portfolio, and
    (C) that Shares of any Class of a Portfolio shall be automatically converted into Shares of another Class of such Portfolio, in each case in accordance with such requirements and procedures as the Trustees may establish.

              "(ii) Without limitation of the foregoing, each Class B Share of the International Portfolio, other than Shares purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Shares of such Portfolio, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares of such Portfolio on the Conversion Date thereof, established as provided in the next succeeding sentence. The term "Conversion Date", as to any Class B Share, shall mean either (i) the date that is the first Trust business day in the month following the month which includes the eighth anniversary of the Original Purchase Date thereof, determined as provided in the next succeeding sentence, or (ii) any such other date as may be determined by the Trustees and set forth in the Trust's prospectus with respect to the Class B Shares, as the same may be amended from time to time; provided, that any such other date determined by the Trustees is one that will occur prior to both (A) the date determined as provided in clause
    (i) of this sentence and (B) any other date theretofore determined by the Trustees pursuant to this clause (ii). The "Original Purchase Date" of a Class B Share shall be the date on which such Share was first subscribed and paid for by such holder, provided, that if such Share was obtained by the holder through an exchange of Shares of another eligible investment company, the Original Purchase Date shall be the Original Purchase Date of the Class B Shares of such other eligible investment company, or if the Shares of such other eligible investment company were held as the result of a series of exchanges, the Original Purchase Date of the Class B Shares of the eligible investment company to which the holder originally subscribed. Each Class B Share of the International Portfolio purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Shares of such Portfolio shall be segregated in a separate sub-account on the share records of the Trust for each of the Shareholders of record thereof. On any Conversion Date, a number of the Shares held in the sub-account of the Shareholder of record of the Share or Shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the Shareholder, into Class A Shares of such Portfolio. The number of Shares in the Shareholder's sub-account so converted shall bear the same relation to the total number of Shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of Shares of the Shareholder converted on the Conversion Date pursuant to paragraph (i) of this subsection (k) bears to the total number of Class B Shares of such Portfolio held by the Shareholder on the Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Shares of such Portfolio.

              "(iii)  The number of Class A Shares of the
    International Portfolio into which a Class B Share of such Portfolio is converted pursuant to paragraph (ii) of this subsection (k) shall be the quotient (including for this purpose fractions of a Share) obtained by dividing the net asset value per Share of the Class B Shares by the net asset value per Share of the Class A Shares, each determined as of the close of business on the Conversion Date of such Class B Shares.

              "(iv)  Class B Shares of the International
    Portfolio converted into Class A Shares of such Portfolio will cease to accrue dividends at the close of business on the Conversion Date thereof, and will thenceforth no longer be deemed outstanding, and the rights of the holders thereof (except (A) the right to receive the number of Class A Shares into which such Class B Shares have been converted and (B) dividends declared on such Class B Shares but not paid prior to the close of business on such Conversion Date, and (C) the right to vote or give any consent in respect of Class B Shares so converted that were held as of any record date occurring before the Conversion Date and theretofore set with respect to any meeting held or any written consent for which the final date is set after the Conversion Date) will cease, and such holder shall instead have all rights of a holder of Class A Shares in respect of the Class A Shares issuable upon such conversion, effective from and after the close of business on such Conversion Date. Certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares converted, if issued, have been received by the Trust or its agent, duly endorsed for transfer.

              "(v) The Trust will appropriately reflect the conversion of Class B Shares of the International Portfolio into Class A Shares of such Portfolio on the first periodic statements of account sent to Shareholders of record affected which provide account information with respect to a reporting period which includes the Conversion Date.

              "(vi) Without limiting the generality of the foregoing, except as otherwise expressly provided by the Trustees pursuant to paragraph (i) of this subsection (k), neither the Class A Shares nor the Class C Shares of the International Portfolio shall be convertible into shares of any other Class or Series.

    "(1)  Suspension of Automatic Conversion of Class B Shares.
Notwithstanding the provisions of subsection (k) of this Section
6.2, the automatic conversion of Class B Shares of the



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

International Portfolio shall be subject to suspension, as follows:

         "(i) Such conversion shall be suspended at any time that the Trustees determine (A) that there is not available a reasonably satisfactory opinion of counsel to the effect that, under the Internal Revenue Code, (1) the assessment of the higher distribution services fee and transfer agency costs with respect to the Class B Shares of such Portfolio does not result in the Trust's dividends or distributions constituting a "preferential dividend", and (2) the conversion of the Class B Shares does not constitute a taxable event, or (B) any other condition to conversion set forth in the Trust's prospectus for the Class B Shares of such Portfolio, as such prospectus may be amended from time to time, is not satisfied; and

         "(ii) Such conversion may be suspended at any time that the Trustees determine such suspension to be appropriate in order to comply with, or satisfy the requirements of, the 1940 Act relating to voting by the holders of the Class B Shares on any plan with respect to the Class A Shares proposed pursuant to Rule 12b-1 under the 1940 Act, and in connection with, or in lieu of, any such suspension, the Trustees may provide holders of Class B Shares with alternative conversion or exchange rights into other Classes or Series of Shares of the Trust in a manner consistent with the provision of the 1940 Act giving rise to the possible suspension of such conversion right."

IV. Section 7.1 is hereby amended and restated in its entirety to read as follows:

    "SECTION 7.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Sections 4.1(c) and (e) hereof, (ii) with respect to the approval or termination in accordance with the 1940 Act of any contract with a Contracting Party as provided in Section 5.2 hereof as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Portfolio to the extent and as provided in Sections 9.1 and 9.2 hereof, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in
Section 9.3 hereof, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Portfolio, or the Shareholders of any of them (provided, however, that a Shareholder of a particular Portfolio shall not in any event be entitled to maintain a derivative or class action on behalf of any other Portfolio or the Shareholders


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

thereof), and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any State, or as the Trustees may consider necessary or desirable. If and to the extent that the Trustees shall determine that such action is required by law or by this Declaration, they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of the outstanding Shares of each Portfolio entitled to vote thereon; provided, that (i) when expressly required by the 1940 Act or other law, actions of Shareholders shall be taken by Single Class Voting of all outstanding Shares of each Series and Class whose holders are entitled to vote thereon, and (ii) when the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of Shareholders of one or more but not all Portfolios or of one or more but not all Classes of a single Portfolio (including without limitation any distribution plan pursuant to Rule 12b-1 under the 1940 Act applicable to any such Portfolio or Class), then only the Shareholders of the Portfolios or Classes so affected shall be entitled to vote thereon. Without limiting the generality of the foregoing, and except as required by the 1940 Act or other law, the Shareholders of each Class shall have exclusive voting rights with respect to the provisions of any distribution plan adopted by the Trustees pursuant to Rule 12b-1 under the 1940 Act applicable to such Class."

V. Section 9.3 is hereby amended and restated in its entirety to read as follows:

    "SECTION 9.3 Amendments; etc. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or the prohibition of assessment upon the Shareholders (otherwise than as permitted under Section 6.2(g)) without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of all Shareholders may be adopted at any time by an instrument in writing signed by a Majority of the Trustees (or by an officer of


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

the Trust pursuant to a vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 hereof of Shareholders holding a majority of all the Shares outstanding and entitled to vote, without regard to Series, or if said amendment adversely affects the rights of the Shareholders of less than all of the Portfolios or of less than all of the Classes of Shares of any Portfolio, by the vote of the holders of a majority of all the Shares entitled to vote of each Portfolio or of each Class, as the case may be, so affected. Subject to the foregoing, any such amendment shall be effective when the instrument containing the terms thereof and a certificate (which may be a part of such instrument) to the effect that such amendment has been duly adopted, and setting forth the circumstances thereof, shall have been executed and acknowledged by a Trustee or officer of the Trust and filed as provided in
Section 9.4 hereof."

    IN WITNESS WHEREOF, the undersigned has set his hand and seal this 27th day of April, 1993.


                             /s/ Edmund P. Bergan, Jr.
                             ______________________________
                             Name:  Edmund P. Bergan, Jr.
                             Title:  Secretary


                         ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   : ss.
COUNTY OF NEW YORK )                               April 27, 1993

    Then personally appeared the above named Edmund P. Bergan, Jr., and acknowledged the foregoing instrument to be his free act and deed.

Before me,


                                   /s/ Lydia Montes
                                   ______________________________
                                   Notary Public










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